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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Southern Pacific Funding Corporation

  We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          KPMG Peat Marwick llp

Portland, Oregon
October 15, 1996